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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cambridge Heart, Inc. of our report dated February 10, 1999 appearing on page 22 of the Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 1999